EXHIBIT 10.92

                                 EUGENE RAINIS
                             290 Mountainside Road
                           Mendham, New Jersey 07945






UltraStrip Systems, Inc., as maker of Note
3515 S.E. Lionel Terrace
Stuart, Florida  34997

ATTN:  Stephen R. Johnson, President and CEO

      RE: EXTENSION OF MATURITY OF NOTE AND MODIFICATION OF NOTE,
          SECURITY AGREEMENT AND OF SUBSCRIPTION AND WARRANT PURCHASE AGREEMENT

Dear Mr. Johnson:

         UltraStrip Systems, Inc., a Florida corporation ("UltraStrip"), executed that certain Balloon Promissory Note in the principal amount of $862,069.00 as of October 19, 2001 (the "Note"), together with a Security Agreement of even date therewith (the "Security Agreement") and the Subscription and Warrant Purchase Agreement of even date therewith (the "Warrant Agreement"). On October 19, 2001, the Creditor, together with his wife, Jane Rainis, paid an additional $137,931 pursuant to the Warrant Agreement.

         On December 9, 2002, UltraStrip executed a Promissory Note in the amount of $118,650.00 and a Subscription and Warrant Purchase Agreement of even date therewith. On December 9, 2002, the Creditor, Eugene Rainis, paid an additional $6,350 pursuant to the Warrant Agreement.

         The original $862,069.00 Senior Promissory Note was extended in several steps, such that it ultimately matured on September 15, 2003 in the amount of $1,000,000.00. Similarly, the $118,650 Promissory Note was extended in several steps, such that it ultimately matured on September 7, 2003 in the amount of $125,000.00. UltraStrip and the Creditor hereby agree to combine those two Promissory Notes in the amount of $1,125,000.00. This single Promissory Note will mature on March 15, 2004.

         In lieu of cash interest, the Creditor agreed to accept 20 year duration warrants for the purchase of UltraStrip Common Stock. In consideration for the original $862,069.00 loan and the numerous extensions thereof, a total of 422,500 warrants were issued. In consideration for the original $118,650 loan and the numerous extensions thereof, a total of 40,000 warrants were issued. Now, in consideration for the Creditor's agreement to combine the Promissory



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Notes and to extend the maturity date of the combined Senior Promissory Note until March 15, 2004, UltraStrip hereby agrees to issue to the Creditor an additional 195,000 warrants with expiration dates of March 15, 2004 and strike prices of $0.07. Each warrant entitles the holder to purchase one share of UltraStrip Common Stock.

         In addition the 195,000 warrants referenced above, UltraStrip Systems, Inc. hereby agrees to issue to the creditor 40,000 warrants with expirations dates of March 15, 2024 and strike prices of $1.02. Each warrant entitles the holder to purchase one share of UltraStrip Common Stock.

         At UltraStrip's option, the Promissory Note may be extended on a month-by-month basis until September 14, 2004. For each month that UltraStrip extends the Promissory Note, UltraStrip will issue to the creditor 32,500 warrants with strike prices of $.07 and expiration dates of March 15, 2024. Each warrant entitles the holder to purchase one share of UltraStrip Common Stock. Additionally, for each month that UltraStrip extends the Promissory Note, UltraStrip will issue the creditor 6,667 warrants with strike prices of $1.02 and expiration dates of March 15, 2024. Each warrant entitles the holder to purchase one share of UltraStrip Common Stock.

         UltraStrip hereby agrees, represents, warrants and covenants that (a) there is no current or threatened breach, and UltraStrip is in compliance with all terms and conditions, under the Note, Security Agreement and/or Warrant Agreement other than the failure to pay the Initial Advances as of September 15 and September 7, 2003, which dates have been extended as provided herein, (b) the Note, Security Agreement and Warrant Agreement remain in full force and effect except as otherwise amended as provided herein, and (c) UltraStrip has no claims, actions or causes of actions against the Creditor as of the date hereof.

         Any ambiguities between the terms of this letter and the Note, Security Agreement and the Warrant Agreement shall be resolved in favor of the terms of this letter. This letter may be executed in one or more counterparts and each such executed counterpart shall be taken together with all other executed counterparts and constitute a single instrument binding upon each such party hereto and their personal and other legal representatives, heirs, successors and permitted assigns. The terms of this letter shall be construed, governed and enforced in accordance with Florida law. The terms of this letter shall only be effective as of February 12, 2004, if and when it is executed by, and delivered to, the Creditor and UltraStrip.

Sincerely,                                           Accepted by:



------------------------                             ------------------------
Eugene Rainis                                        Stephen Johnson
Creditor                                             President and CEO
                                                     UltraStrip Systems, Inc.